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                                                                   EXHIBIT 10(H)



                              EMPLOYMENT AGREEMENT

                                 by and between

                          ALLEGHENY LUDLUM CORPORATION

                                      and

                               ARTHUR H. ARONSON



March 1, 1994


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                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS EMPLOYMENT AGREEMENT, made and entered into as of this 1st day of March, 1994, by and between Allegheny Ludlum Corporation (hereinafter called the "Corporation"), a corporation organized and existing under the laws of the Commonwealth of Pennsylvania with principal offices headquartered in Pittsburgh, Pennsylvania
                                      a
                                       n
                                        d

     ARTHUR H. ARONSON, an individual residing in Butler County, Pennsylvania (hereinafter called "the Executive").

                                WITNESSETH THAT:

     WHEREAS, the Executive has been employed by the Corporation since 1988 as its Executive Vice President and Chief Operating Officer pursuant to the terms of an Employment Agreement dated as of the month of November, 1988; and

     WHEREAS, the Executive and the Corporation are mutually desirous that such satisfactory employment relationship shall continue under the terms and conditions hereinafter provided; and

     WHEREAS, the term "Affiliate" as used herein shall mean any corporation at least fifty percent of the outstanding stock of which is owned directly or indirectly by the Corporation; and

     WHEREAS, the execution of this Employment Agreement has been duly authorized by the Personnel and Compensation Committee of the Board of Directors of the Corporation and ratified by the Board of Directors of the Corporation;



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     NOW, THEREFORE, the Corporation and the Executive, each intending to be legally bound, hereby mutually covenant and agree as follows:

     1. The Corporation hereby employs the Executive in a full time capacity for the term commencing on the date of this Employment Agreement and extending to February 28, 1997, and the Executive hereby accepts such employment, subject to earlier termination at such date as may be mutually agreed upon by the Executive and the Corporation, or, in the event of the Executive's death, as of the date of such death, or, in the event of the permanent disability of the Executive as such may be determined by and in the judgment of the Corporation's Board of Directors, as of the date of such permanent disability. Such term shall be extended automatically for one additional year as of March 1, 1997, and on the first day of March of each calendar year thereafter unless, no later than sixty (60) days prior to any such renewal date, either the Board of Directors of the Corporation, on behalf of the Corporation, or the Executive gives written notice or the other, in accordance with paragraph 8, that the term shall not be so extended.

     2. During the period of his full time employment as provided in paragraph 1 hereof the Executive shall:

               (a) Serve the Corporation or any one or more of its Affiliates at offices located in Allegheny County, Pennsylvania, in capacity as Executive Vice President until the retirement of Robert P. Bozzone, and thereafter in capacity as President and Chief Executive Officer of the Corporation and with such related duties as



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                    may be assigned to him from time to time by the Board of
                    Directors of the Corporation; and

               (b) If elected, serve as a member of the Board of Directors (and of any committees thereof) of the Corporation or any one or more of its Affiliates.

          3. For his services performed pursuant to this Employment Agreement, during the period of full time employment as provided in paragraph 1 hereof, the Corporation shall pay the Executive a base salary at the rate of at least $250,000 per year, payable in equal monthly installments. Any compensation which may be paid to the Executive under any additional compensation or incentive plan of the Corporation or which may be otherwise authorized from time to time by its Board of Directors (or an appropriate Committee thereof) shall be in addition to the base salary to which the Executive may be entitled under this Employment Agreement.

          4. During the period of employment hereunder the salary of the Executive shall be periodically reviewed by the Corporation (acting through its Board of Directors or an appropriate Committee thereof) to determine whether or not the same should be increased considering the duties and responsibilities of the Executive and his performance thereof, and, if it is determined that an increase is merited, such increase shall be promptly put into effect and the salary of the Executive as so increased shall constitute the salary of the Executive hereunder.

          5. In addition to the base salary to be paid to the Executive pursuant to the terms hereof, the Executive shall also be


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eligible for participation in any bonus or similar plan now in effect or hereafter established by the Corporation in the same manner and to the same extent pertaining to other senior executives of the Corporation. The Executive shall also continue to participate in the various benefit plans maintained in force by the Corporation from time to time, including its various pension, supplemental pension, disability, medical, insurance, sick leave, and other similar benefit and retirement arrangements.

          6. The Executive shall disclose and assign, and does hereby assign, to the Corporation all inventions, discoveries and developments made by him, either alone or jointly with others, during the period of his employment with the Corporation, or any of its Affiliates, which are in any manner related to or useful in connection with the business of the Corporation or any of its Affiliates. The Executive shall not, without the prior written consent of the Corporation, disclose to any person, other than the Corporation, or use for his own or any such person's benefit any confidential information, technical or otherwise, acquired or developed by him during his employment with the Corporation or any of its Affiliates. The Executive shall cooperate fully, and sign any instruments requested by the Corporation or any of its Affiliates, to obtain, maintain in force and vest in the Corporation Letters Patent in the United States and elsewhere covering all such inventions.

          7. This Employment Agreement constitutes and expresses the entire agreement of the parties with respect to the subject




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matter hereof and supersedes and cancels all prior negotiations, discussions, agreements and understandings relating to such subject matter.

          8. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, addressed as follows:

               (a)  if to the Board of Directors or the
                    Corporation, to:

                    Allegheny Ludlum Corporation
                    1000 Six PPG Place
                    Pittsburgh, PA  15222
                    Attention:  Chairman, Personnel
                                Compensation Committee

               (b)  to the Executive, to:

                    Arthur H. Aronson
                    136 Hamel Road
                    Renfrew, PA  16053

Such addresses may be changed by written notice sent to the other party at the last recorded address of that party.

          9. This Employment Agreement is not assignable by either party and no payment to be made hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or other charge.

          10. This Employment Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the



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same instrument, and all signatures need not appear on any one counterpart.

          11. Jurisdiction over disputes with regard to this Employment Agreement shall be exclusively in the courts of the Commonwealth of Pennsylvania, and this Employment Agreement shall be construed and interpreted in accordance with and governed by the laws of the Commonwealth of Pennsylvania other than the conflict of laws provisions of such laws.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Employment Agreement as of the day and year first above written.

                                    ALLEGHENY LUDLUM CORPORATION


                                    By  /s/ R.P. Simmons
                                       -------------------------
                                         Chairman of the Board
Attest:

/s/ Jon D. Walton
- ------------------------
     Secretary
                                          /s/ A.H. Aronson
                                    ----------------------------
                                          Arthur H. Aronson